NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                         OF

                                            TOP SOURCE TECHNOLOGIES, INC.




 To All Stockholders:

     The Annual Meeting of the Stockholders of Top Source Technologies, Inc. (the "Company") will be held at 12:00 P.M. on Friday, April 3, 1998 in the Boardroom of the American Stock Exchange at 86 Trinity Place, New York, New York for the following purposes:

         1. To elect those members who are up for election to the Board of Directors of the Company to serve until the Company's next annual meeting.

         2. To ratify the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ended September 30, 1998.

         3. For the transaction of other lawful business that may properly come before the meeting.


         The Board of Directors has fixed the close of business on February 4, 1998 as the record date for a determination of stockholders entitled to notice of, and to vote at, this annual meeting or any adjournment thereof.

         Please vote, date, sign and mail the enclosed proxy card promptly in the enclosed return envelope.


                    By   Order   of  the   Board  of Directors


                     Dated: February 5, 1998



                     By:  David Natan
                          Vice President, Chief Financial Officer
                          and Secretary

                          TOP SOURCE TECHNOLOGIES, INC.

                                 PROXY STATEMENT

     The enclosed proxy is solicited by Stuart Landow, William C. Willis, Jr and David Natan and on behalf of the Board of Directors of Top Source Technologies, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on April 3, 1998 (the "1998 Annual Meeting"). This meeting as noted in the Company's Form 10-K for the fiscal year ended September 30, 1997, was originally scheduled to be held on April 23, 1998. Proxies are solicited to give all stockholders who are entitled to vote on the matters that come before the meeting the opportunity to vote, whether or not they choose to attend the meeting in person. Such solicitation is being made by mail, and the Company may also use its officers to solicit proxies from stockholders either in person or by telephone or letter without extra compensation. All expenses of this solicitation will be paid by the Company. Since proxies are being solicited by management and management serves at the will of the Board of Directors, management may have a conflict of interest in recommending how stockholders vote for the proposals.

        Only stockholders of record at the close of business on February 4, 1998 are entitled to notice of, and to vote at, the meeting. Each share of common stock outstanding on the record date is entitled to one vote on all proposals. As of the close of business on February 4, 1998, there were 28,561,477 shares of common stock of the Company outstanding. Shares cannot be voted unless a signed proxy card is returned or other specific arrangements are made to have shares represented at the meeting. A proxy may be revoked at any time before it is voted at the meeting by taking one of the three following actions: (i) by giving a written notice of revocation to the principal office of the Company; (ii) by executing and delivering a proxy with a later date; or
(iii) by voting in person at the meeting. If a stockholder wishes to give a proxy to someone other than management, he or she may cross out the names appearing on the enclosed proxy card, insert the name of some other person and sign and give the proxy card to that person for use at the meeting.

         A majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum. A plurality of the votes cast at the meeting is required to elect Directors. The affirmative vote of the majority of the shares of stock present in person or by proxy and entitled to vote is required for ratification of the appointment of Arthur Andersen LLP. Proxies which abstain on one or more proposals and "broker non-votes" will be deemed present for quorum purposes for all proposals to be voted on at the meeting. Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. The missing votes are broker non-votes. Client directed abstentions are not broker non-votes. With regard to all proposals presented to the stockholders, abstentions will be counted as a vote against the proposal and broker non-votes will be treated as not entitled to vote and therefore will not be counted as either a vote for or against the proposals. Stockholders whose shares are in street name and do not return a proxy are not counted for any purpose and are neither an abstention nor a broker non-vote. Stockholders who sign, date and return a proxy but do not indicate how their shares are to be voted are giving management full authority to vote their shares as they deem best for the Company.

         This proxy statement and the accompanying proxy and notice of meeting are first being mailed to stockholders on or about February 5, 1998.

Voting Securities and Principal Holders

         The following table sets forth the number of shares of the Company's common stock beneficially owned as of January 27, 1998 by (i) owners of more than 5% of the Company's common stock, (ii) by each Director and (iii) all Directors and Named Executive Officers of the Company as a group.

--------------------- -------------------------------------------- ------------------------ -------------------
Title of Class        Name and Address of Beneficial Owner         Amount and Nature of     Percent of Class
                                                                   Beneficial Ownership
--------------------- -------------------------------------------- ------------------------ -------------------
Common Stock          STUART LANDOW(1)
and Vested            7108 Fairway Drive, Suite 200                                771,300         2.6%
Options               Palm Beach Gardens, FL  33418
--------------------- -------------------------------------------- ------------------------ -------------------
Common Stock          WILLIAM C. WILLIS, JR. (2)                                    18,500          *
                      7108 Fairway Drive, Suite 200
                      Palm Beach Gardens, FL  33418
--------------------- -------------------------------------------- ------------------------ -------------------
Common Stock          DAVID NATAN(3)                                                97,275          *
and Vested            7108 Fairway Drive, Suite 200
Options               Palm Beach Gardens, FL  33418
--------------------- -------------------------------------------- ------------------------ -------------------
Common Stock          RONALD P. BURD(4),(5)                                        181,750          *
and Vested            251 Linden Lane
Options               Merion Station, PA  19066
--------------------- -------------------------------------------- ------------------------ -------------------
Common Stock          CLINTON D. LAUER(6)                                           49,250          *
and Vested            4053 Hidden Woods Drive
Options               Bloomfield Hills, MI  48301
--------------------- -------------------------------------------- ------------------------ -------------------
Common Stock          G. JEFF MENNEN(7)                                             10,000          *
                      TMF Investments
                      25B Hanover Road
                      Florham Park, NJ  07932
--------------------- -------------------------------------------- ------------------------ -------------------
Common Stock          PAUL F. MOORE(8)                                              47,250          *
and Vested            325 N. Cliften Rd.
Options               Bloomfield Hills, MI  48301
--------------------- -------------------------------------------- ------------------------ -------------------
Common Stock          L. KERRY VICKAR(9)                                             7,500          *
                      19010 Mary Ardrey Circle
                      Cornelios, NC  28031
--------------------- -------------------------------------------- ------------------------ -------------------
Common Stock and      CHRISTER ROSEN(10)                                           505,500         1.7%
Vested Options        205 Commodore Drive
                      Jupiter, FL  33477
--------------------- -------------------------------------------- ------------------------ -------------------
Common Stock          RICHARD RAGAN(11)                                                  0          *
                      8510 Pine Cove Rd.
                      Commerce Township, MI  48382
--------------------- -------------------------------------------- ------------------------ -------------------
Common Stock          MELLON PRIVATE ASSET MGMT. (12)                            2,079,700          7.3%
and Vested            2875 N.E. 191st Street, Penthouse I
Options               N. Miami Beach, FL  33130
------------------------------------------------------------------ ------------------------ -------------------
All Directors and Named Executive Officers of the Company as a                   1,688,325         5.6%
group (10 persons)(1)(2)(3)(4)(5)(6)(7)(8)(9)(10) (11),
 *Less than 1% of class
------------------------------------------------------------------ ------------------------ -------------------

(1) Includes 600,000 vested options exercisable at approximately $2.0625 per share held by Mr. Landow.

(2)   Includes 18,500 shares held by Mr. Willis.

(3) Includes 78,125 vested options held by Mr. Natan exercisable at approximately $6.9375 per share and 10,000 vested options at approximately $7.75 per share, 8,150 shares held by Mr. Natan and 1,000 shares held by Mr. Natan's wife.

(4) Includes 25,000 vested options exercisable at approximately $3.38 per share, 40,000 vested options exercisable at approximately $1.78 per share and 30,000 vested options exercisable at approximately $6.25 and 1,250 vested options exercisable at approximately $1.75 held by Mr. Burd.

(5) Includes 82,000 shares held jointly by Mr. Burd and his wife and 3,500 shares gifted by Mr. Burd to the Devereux Foundation, of which Mr. Burd is President and Chief Executive Officer.

(6) Includes 30,000 vested options exercisable at approximately $8.75 per share, 10,000 vested options exercisable at approximately $2.50 per share and 1,250 vested options exercisable at approximately $1.75 per share, and 8,000 shares held by Mr. Lauer.

(7) Includes 10,000 shares held indirectly by Mr. Mennen in the name of Wilmington Trust Company and George Jeff Mennen co-trustee for Christina M. Andrea and John Henry Mennen.

(8) Includes 30,000 vested options exercisable at approximately $3.125 per share, 15,000 vested options at approximately $7.125 per share, 1,250 vested options at approximately $1.75 per share and 1,000 shares held by Mr. Moore.

(9)   Includes 7,500 shares held by Mr. Vickar.

(10) Includes 5,500 shares and 500,000 vested options held by Mr. Rosen exercisable at approximately $.53 per share.

(11) The Company believes Mr. Ragan has no common stock holdings, however, this can not be confirmed since Mr. Ragan did not respond to a certified letter from the Company requesting this information.


(12) Mellon Trust of Florida, a subsidiary of Mellon Bank Corp. ("Mellon") formerly Ganz Capital Management, Inc. beneficially owns 2,079,700 shares of common stock of the Company as of December 31, 1997. This represents beneficial ownership of 7.3% of the Company's outstanding shares.


                               BOARD OF DIRECTORS

      The business of the Company is managed under the direction of the Board of Directors. It has responsibility for establishing broad corporate policies and for the overall performance of the Company. It is not, however, involved in the operating details on a day to day basis. The Board is kept advised of the Company's business through regular written communications and discussions with management.

Compensation of Directors

      Prior to June 25, 1997, the Company's outside Directors each received a fee of $2,500 per board meeting attended. In order to reduce the Company's expenses, effective June 25, 1997, the outside Directors agreed to receive a reduced fee of $1,000 per Board meeting attended, and each year on June 25th, they receive 7,500 stock options subject to a three-year vesting schedule. They are also reimbursed for expenses incurred in attending such meetings.

     All non-employee Directors automatically receive grants of 30,000 non-qualified options upon election or appointment to the Board and an additional grant every three year anniversary thereafter. The options vest semi-annually over a three-year period.

Board Meetings and Committees

      The Board of Directors of the Company held six meetings during the fiscal year ended September 30, 1997. On many occasions throughout the year, the Board took action by unanimous consent in lieu of holding a meeting.

      The Company has a Compensation Committee comprised of Messrs. Burd, Lauer, and Moore; an Audit Committee comprised of Messrs. Burd, and Lauer; a Nominating Committee comprised of Messrs. Landow, Willis and Mennen.

Proposal 1.  Election of Directors
      The Company has a classified Board of Directors which provides for three classes of Directors each of which serves a three-year term. One class is elected each year. One Director was elected at the 1997 Annual Meeting and the person elected will hold office until his term expires in the year 2000 and until his successor has been elected and qualified. The Company's by-laws provide that the Board of Directors shall consist of no less than three and no more than nine members, with the actual number to be established by resolution of the Board of Directors. The current Board of Directors has by resolution established the number of Directors at seven.

                                              Current and Fiscal 1997
                                                 Board of Directors
----------------------------- ------- ------------------------------------ ---------- ------------ ------------ ------------
            NAME               AGE           POSITION WITH COMPANY           SINCE       TERM        ENDING        CLASS
----------------------------- ------- ------------------------------------ ---------- ------------ ------------ ------------
Stuart Landow(1)                51    Chairman of the Board of Directors     1990                     2000           C
                                                                                      Three Years
----------------------------- ------- ------------------------------------ ---------- ------------ ------------ ------------
William C. Willis, Jr.(1)       46    President, Chief Executive Officer     1997        --           2001           A
                                      and Director
----------------------------- ------- ------------------------------------ ---------- ------------ ------------ ------------
Ronald P. Burd(2)(3)            51    Director                               1992                     1999           B
                                                                                      Three Years
----------------------------- ------- ------------------------------------ ---------- ------------ ------------ ------------
Clinton D. Lauer(2)(3)          71    Director                               1994                     1999           B
                                                                                      Three Years
----------------------------- ------- ------------------------------------ ---------- ------------ ------------ ------------

G. Jeff Mennen(1)               57    Director                               1998     Three Years     2000           C

----------------------------- ------- ------------------------------------ ---------- ------------ ------------ ------------
Paul F. Moore(3)                71    Director                               1993                     1999           B
                                                                                      Three Years
----------------------------- ------- ------------------------------------ ---------- ------------ ------------ ------------
L. Kerry Vickar                 40    Director                               1998                     2001           A
                                                                                         --
----------------------------- ------- ------------------------------------ ---------- ------------ ------------ ------------

(1) Member of the Nominating  Committee
(2) Member of the Audit  Committee.
(3) Member of the Compensation Committee.

     Mani Sadeghi, who served on the Company's Board of Directors from September 1993 to January 1998 resigned effective January 26, 1998 due to the time constraints of his employment with AT&T Capital. Mr. Vickar, a current nominee for re-election, was appointed to fill Mani Sadeghi's position on the Board.

     The nominees for the election are set forth below. The proxy holders intend to vote all proxies received by them for the nominee for Directors listed below unless instructed otherwise. In the event the nominee is unable or declines to serve as a Director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as Directors, the proxy holders intend to vote all proxies received by them for the nominee listed below unless instructed otherwise. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a Director.


Nominees for Election at the 1998 Annual Meeting:

---------------------------- --------------- -------------------------- ------------ ------------------ -------------------
Name                              Age        Position With The Company     Since         New Term          Term Ending
---------------------------- --------------- -------------------------- ------------ ------------------ -------------------
William C. Willis, Jr.             46        President, Chief              1997         Three Years            2001
                                             Executive Officer and
                                             Director

---------------------------- --------------- -------------------------- ------------ ------------------ -------------------
L. Kerry Vickar                    40        Director                      1998         Three Years            2001
---------------------------- --------------- -------------------------- ------------ ------------------ -------------------

Present Board Members:

William C. Willis, Jr. - Mr. Willis has been President, Chief Executive Officer and a member of the Board of Directors since May, 1997. As President and Chief Executive Officer of the Company, Mr. Willis is responsible for the overall management of the business, with an emphasis on business strategy and long-term planning. Prior to joining the Company, Mr. Willis was Chairman and CEO of Willis & Associates, a management consulting firm assisting small and medium sized technology, health care and consumer products companies. From 1994 to 1995, Mr. Willis was President and Chief Operating Officer of MBf USA, Inc., a marketer and distributor of latex products. Mr. Willis oversaw a 30 percent increase in volume and a significant increase in stock value and market capitalization. From 1990 to 1994, Mr. Willis was President and CEO of Insituform Technologies, Inc., a state of the art provider of technologies for the reconstruction of pipelines and infrastructure. During his tenure, Mr. Willis increased annual revenues from $22 million to over $100 million and increased operating income from $1.2 million to $12 million. From 1985 to 1990, Mr. Willis was President of The Paper Art Company, Inc., a subsidiary of the The Mennen Company. Under Mr. Willis' leadership, the Paper Art Company's sales increased significantly.

Stuart Landow - Mr. Landow has been Chairman of the Board of Directors since October 2, 1991, a Board member since 1990 and was the President and Chief Executive Officer of the Company from July 1990 until May 1997. Mr. Landow introduced the oil analysis concept to the Company. In addition, Mr. Landow introduced the licensing through MIT of the ARCS technology and of the EFECS Technology, the latter of which was subsequently sold subject to a royalty agreement by the Company in 1995. Presently, Mr. Landow's primary efforts are concentrated on the marketing, and development of strategic relationships for the Company's products and technologies.

Ronald P. Burd - Mr. Burd has been a Director of the Company since March 1992. From 1984 through the present, Mr. Burd has been President and Chief Executive Officer of the Devereux Foundation. Devereux, founded in 1912, is a nationwide, private, not-for-profit organization that treats individuals of all ages who have a wide range of emotional disorders and/or developmental disabilities. Headquartered in Devon, Pennsylvania, Devereux operates residential, day and community-based treatment programs located in 13 states and the District of Columbia.

Clinton D. Lauer - Mr. Lauer was appointed a Director of the Company in March 1994. From January 1992 to present, Mr. Lauer has been President of Lauer and Associates, a consulting firm working with automotive supplier companies. From 1987 to January 1992, Mr. Lauer held the position of Vice President, Purchasing and Supply with Ford Motor Company. In January 1992 he retired from the Ford Motor Company after 36 years with that company.

G. Jeff Mennen - was appointed a Director of the Company in October 1997. Currently, Mr. Mennen is President of Peak Management, a consulting firm which he founded in 1989. Also, Mr. Mennen is a Managing Partner of TMF Investment Holdings, a family investment firm. From 1981 until 1992, Mr. Mennen was Vice Chairman of The Mennen Company where he served until the company was sold to Colgate-Palmolive. From 1977 until 1981, Mr. Mennen was President of Mennen International. Mr. Mennen holds Directorships in Corbin, Ltd. and MBf USA, Inc.

Paul F. Moore - Mr. Moore was appointed a Director of the Company in September 1993. Currently, Mr. Moore is President and CEO of P.F. Moore & Associates, a consulting engineering company. From 1991 to 1994, Mr. Moore was President of Advanced Vehicle Concepts, a Michigan based company which builds prototype vehicles. From 1986 through 1991, Mr. Moore was chief executive officer of American Professional Services which was later acquired by First Technology PLC of Great Britain. Mr. Moore spent 25 years as a senior executive with Chrysler Corporation and retired from Chrysler in 1981.

L. Kerry Vickar - Mr. Vickar was appointed a Director of the Company in January 1998. Mr. Vickar has a Bachelor of Law degree from the University of Manitoba and has extensive experience with divestitures, acquisitions, operations and financial re-structuring. Currently, Mr. Vickar is Chairman and CEO of Vickar Industries LLC, which recently acquired two printing companies with annual volume in excess of $30 million. In 1994, Mr. Vickar negotiated the sale of Gravure International Corp. to ACX Technologies, Inc., where he remained until 1995 as Executive Vice President and Chief Operating Officer of Flexible Division of Graphic Packaging (a subsidiary of ACX Technologies, Inc.). From 1983 through 1994, Mr. Vickar held various positions, including President and Chief Operating Officer with Gravure International Corp. During Mr. Vickar's twelve years with Gravure, a $15 million privately-owned company grew to over $100 million in volume.

Non-Director Executive Officers

     David Natan - Mr. Natan, a CPA, joined the Company in June of 1995 and brings nearly 20 years of management and analytical experience to his responsibilities as Vice President and Chief Financial Officer of the Company. Prior to joining the Company, from November 1992 through June 1995, Mr. Natan was Chief Financial Officer of MBf USA, Inc., which is a NASDAQ listed subsidiary of MBf Holdings Berhad, a four-billion-dollar multi-national conglomerate. From August 1987 through October 1992, Mr. Natan was Treasurer and Controller for Jewelmasters, Inc., an American Stock Exchange listed company. In January 1996, Mr. Natan became a Director of IMX Corporation ("IMX") in Boca Raton, Florida, a NASDAQ listed distributor of pharmaceutical products.

 Executive Officer Compensation

      The following table sets forth certain summary information concerning the compensation awarded to, earned by, or paid to the Chief Executive Officer and the other four most highly compensated current and former executive officers of the Company whose combined salary and bonus for the fiscal year ended September 30, 1997 exceeded $100,000 (collectively, the "Named Executive Officers") for the years indicated.


                           SUMMARY COMPENSATION TABLE


                    ---------------------------------------------------------- ---- ----------------------------------
                                      Annual Compensation                                     Long-Term Compensation
                                                                                 Awards                       Payouts

----------------     --------- ---------- -------------------- --------------- -------------- ------------ ---------  ---------
      (a)               (b)          (c)         (d)             (e)              (f)              (g)         (h)       (i)
----------------      -------- ---------   ------------------ --------------- --------------- ------------ ---------- ---------

Name and Principal                                                                             Securities
     Position                                                    Other Annual    Restricted    Underlying    LTIP     All Other
                         Year     Salary ($)      Bonus ($)      Compensation    Stock         Option/SARs  Payouts  Compensation
                                                                    ($)(1)       Award(s)($)       (#)        ($)       ($)(4)
---------------------- ------- --------------- --------------- --------------- --------------  ----------- ----------- ----------

Stuart Landow            1997     $211,200         $178,405(6)    $15,600(2)          $0            $0        $0         $22,132
Chairman of the Board    1996     $211,200         $238,535(6)    $14,400(2)     525,000(5)         $0        $0         $33,002
                         1995     $202,794         $189,688(6)     $7,200             $0            $0        $0         $14,213

----------------------- ---------------------- --------------- --------------- ----------------- ---------- --------- ----------
William C. Willis, Jr.   1997    $109,231(7)            $0         $4,369             $0        500,000        $0           $982
President, CEO and       1996        N/A               N/A           N/A              N/A           N/A        N/A          N/A
Director                 1995        N/A               N/A           N/A              N/A           N/A        N/A          N/A


---------------------  ------- -------------- --------------- ------------- ----------------- ------------ ------------ ----------
David Natan              1997    $125,000           $25,000       $11,298             $0          7,000        $0         $3,511
Vice President,CFO       1996    $125,000           $25,000       $10,914             $0         10,000        $0         $5,448
Secretary                1995         N/A               N/A           N/A             N/A           N/A         N/A         N/A


--------------------- -------- --------------- --------------- ------------- ----------------- --------------- --------  --------
Christer Rosen           1997    $200,000           $25,000       $9,454(3)           $0               0         $0       $2,496
Former Executive Vice    1996    $200,560           $25,000       $19,592(3)          $0               0         $0       $7,837
President                1995    $180,940           $25,000       $14,064(3)          $0               0         $0       $4,419


---------------------- -------- ------------- --------------- -------------- ----------------- --------------- ---------  --------
Richard Ragan           1997     $194,951              $0         $14,285             $0               0         $0           $0
Former CEO of Top       1996         N/A               N/A            N/A              N/A           N/A         N/A          N/A
Source Instrupments,    1995         N/A               N/A            N/A              N/A           N/A         N/A          N/A
Inc.
--------------------- ---------  ------------ --------------- -------------- ----------------- --------------- --------- ---------




 (1) Amounts consist principally of automobile allowances paid by the Company. The Company's policy is to provide executive officers with an automobile allowance of $600 per month and a maintenance allowance of $400 intended to cover the cost of all other expenses of operating the vehicle such as insurance, maintenance, repairs and gasoline costs.

 (2) In the case of Mr. Landow, additional compensation of $3,600 is attributable to the usage of Company owned vehicles which he purchased in December 1997.

 (3) In the case of Mr. Rosen, the amounts for 1997, 1996 and 1995 also include $0, $8,792, and $4,407 in club membership dues paid by the Company, respectively.

 (4) These amounts, as follows, represent group term life insurance premiums paid by the Company, the Company's match of the Retirement Salary Saving Plan - 401(k) and reimbursement of out-of-pocket medical, dental, etc. expenses not covered by the Company's insurance:

                  (a) The 1997 group term life insurance premiums was as
                      follows: Mr. Landow $7,919 and  Mr. Willis $413.
                  (b) The 1997 employer match of the Retirement Salary Savings
                      Plan - 401(K) was as follows: Mr. Landow $1,980,
                      Mr.  Natan  $2,012  and  Mr. Rosen $1,378.
                  (c) The 1997 reimbursement of out-of pocket medical, dental,
                      etc. not covered by the Company's insurance   was   as
                      follows:    Mr. Landow $12,233, Mr. Willis $156, Mr.
                      Natan $1,499 and Mr. Rosen $1,118.

(5) In prior years, Mr. Landow had deferred vesting of 100,000 shares that were granted to him in 1990. In July 1996, Mr. Landow agreed to the full vesting of the 100,000 shares, which was valued at $525,000 based on $5.25, the closing stock price of the Company's common stock on the American Stock Exchange at July 17, 1996.

(6) Pursuant to an employment agreement in fiscal 1995, Mr. Landow received an incentive compensation payment of 1% of net sales totaling $189,688, of which $163,037 had been paid at fiscal year-end and $26,651 was accrued. In fiscal 1997 and 1996, Mr. Landow was paid $178,405 and $238,535, respectively, in incentive compensation payments based on a percentage of net sales as defined in his employment agreement. Included in the fiscal 1996 payments was $27,568 relating to the sale of the United Testing Group, Inc. assets .

(7) Mr. Willis' salary is only for the partial year from May 21, 1997 through September 30, 1997.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               SEPTEMBER 30, 1997



                                                                                 Potential Realizable Value at Assumed
                                                                                 Annual Rates of Stock Price Appreciation
                                                  Individual Grants                        for Option Term(1)
--------------------------------------------------------------------------------- -------------------------------------
----------------- ----------------- ------------      ------------- ------------- ------------- -----------------
    (a)                   (b)             (c)                (d)          (e)             (f)              (g)
----------------- ----------------- -------------     -------------- ------------ -------------- -----------------
                     Number of       % of Total
Name                 securities      Options/SARs
                     underlying      Granted  to       Exercise
                     options/SARs    employees in      or Base
                     granted (#)     Fiscal Year       Price
                                                      ($/Share)    Expiration Date         5% ($)          10%($)
--------------------  ------------- --------------   -----------  ----------------   ------------------ ------------


--------------------  -------------   -------------  -----------  ---------------- ------------------- -------------
Stuart Landow               0             N/A              N/A             N/A              N/A             N/A


--------------------- ----------------- ------------   ----------- --------------- ------------------ --------------
William C.Willis,Jr.    500,000          54.2%             $2.00       5/21/2007       628,895(2)         1,593,742(3)

--------------        --------------- --------------    ----------  --------------- ------------------ --------------

David Natan               7,000           .8%             $1.5625      7/15/2007         6,879(4)            17,432(5)


----------------        ------------ ----------------    ---------     ------------ ------------------ ---------------
Christer Rosen                 0           N/A                N/A            N/A            N/A               N/A

-------------------     ------------ ----------------     ---------   ------------- -----------------  ---------------
Richard Ragan                  0           N/A                N/A            N/A            N/A               N/A

-------------------     -------------     -----------      --------   -------------  ----------------  ---------------


(1) The values shown are based on indicated assumed annual rates of appreciation compounded annually through the applicable expiration date. Actual gains realized, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall market conditions. There can be no assurance that the values shown on this table will be achieved.
(2)       Represents an assumed market price per share of common stock of $3.26.
(3)       Represents an assumed market price per share of common stock of $5.19.
(4)       Represents an assumed market price per share of common stock of $2.55.
(5)       Represents an assumed market price per share of common stock of $4.05.

          The following table sets forth certain information with respect to the exercise of options to purchase common stock and SARs during the fiscal year ended September 30, 1997, and the unexercised options held and the value thereof at that date, by each of the Named Executive Officers.

                                                      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                                            AND FISCAL YEAR-END(1) OPTION/SAR VALUES
------------------- --------------------- ------------------ ----------------------------------      -----------------------------
     (a)                  (b)                   (c)                           (d)                                    (e)
                                                                                                     -----------------------------
------------------- --------------------- ------------------ ----------------------------------         Value of Unexercised
                                                                Number of Securities Underlying           In-the-Money
                                                                 Unexercised Options/SARs at               Options/SARS
                                                                    Fiscal Year End (#)                  at Fiscal Year End ($) (2)
------------------- --------------------- ------------------  --------------- -------------------     -----------------------------
                     Shares Acquired on
                        Exercise            Value Realized
Name                     (#)(1)                  ($)             Exercisable        Unexercisable      Exercisable  Unexercisable
------------------- --------------------- -------------------- --------------- --------------------    ------------ -------------

Stuart Landow               0                    N/A             600,000                0                 $0            $0

-
------------------- ------------------ -------------------- --------------- ----------------------- --------------- ---------------
William C. Willis, Jr.       0                    N/A                0                500,000             $0            $0


-------------------- ----------------- -------------------- --------------- ----------------------- --------------- ---------------
David Natan                  0                    N/A              88,125              22,625             $0          $3,063


-------------------- ----------------- -------------------- --------------- ----------------------- --------------- ---------------
Christer Rosen               0                    N/A             500,000                0            $735,000            $0


--------------------- ---------------  -------------------  --------------- ----------------------- --------------- ---------------
Richard Ragan                0                    N/A                0                   0                  $0            $0

--------------------- ---------------- -------------------- --------------- ----------------------- --------------- ---------------

(1)   All options were granted at 100% of fair market value.
(2)   Based on the difference between the closing market price of the Company's stock on the American Stock Exchange at September
      30, 1997 of $2.00 and the option exercise price.


Executive Compensation Agreements

William C.  Willis, Jr.

         In May 1997, the Company entered into an employment agreement ("Agreement") with, William C. Willis, Jr., the new President and Chief Executive Officer ("CEO") of the Company. The term of this Agreement is three years through May 21, 2000 ("Employment Period"). The Agreement provides for a base salary of $300,000 ("Annual Base Salary"). Mr. Willis receives an automobile allowance of $600 per month and an automobile maintenance and gasoline allowance of $400 per month. Mr. Willis shall also be eligible to receive a cash bonus ("Performance Bonus") as described below for each successive period of four fiscal quarters (prorated for any partial period) during the Employment Period, as defined in the Agreement, in an amount of between zero and 100% of the Annual Base Salary. The Performance Bonus, if any, for each successive four-quarter period shall be paid within 60 days after the end of such period. The Performance Bonus shall consist of the following two components:

         (A) The first component of the Performance Bonus shall be an amount of between zero and 50% of the Annual Base Salary based on the Company meeting annual earnings per share targets of between $.01 and $.05 as defined in the Agreement.

         (B) The second component of the Performance Bonus shall be an amount of between zero and 50% of the Annual Base Salary based on the Company achieving five annual performanced based targets for each period of four fiscal quarters during the Employment Period. As of September 30, 1997, Mr. Willis had not earned any bonuses.

         The Earnings Per Share targets and five performanced based targets for each succeeding four quarter period during the Employment Period shall be reset and established annually by the Compensation Committee in its sole and absolute discretion. The Compensation Committee shall notify Mr. Willis promptly in writing upon its determination of such subsequent targets

         In addition to the payments provided above, on May 21, 1997, the Compensation Committee granted to Mr. Willis, outside of the stock option plan as described in Note 15. Stock and Stock Option Plans, of the September 30, 1997 Form 10-K, options to purchase 500,000 shares of the Company's Common Stock, with the purchase price upon exercise of such options equal to $2.00 per share (i.e., the closing price of the Common Stock on the American Stock Exchange on the date of such grant). The options shall vest as follows: (a) 100,000 options will become exercisable on the first anniversary of the date of this Agreement;
(b) 100,000 options will become exercisable on the second anniversary of the date of this Agreement; (c) 100,000 options will become exercisable on the third anniversary of the date of this Agreement; (d) 100,000 options will become exercisable when the closing price for the Company's common stock on the American Stock Exchange (or such other exchange or trading system that constitutes the primary trading market for the Company's common stock) is $7.00 per share or higher for 30 consecutive days; and (e) 100,000 options will become exercisable when the closing price for the Company's common stock on the American Stock Exchange is $9.00 per share or higher for 30 consecutive trading days; provided, however, that the vesting of such options shall be accelerated in the event of a change in control.

     Also, under the terms of the Agreement, Mr. Willis was given a one-time $45,000 moving allowance to cover his out-of-pocket expenses associated wtih the sale of his home and his relocation to the Florida area. In addition, the Company agreed to pay Mr. Willis' federal income tax liability associated with any reimbursement he would receive from the Company.



   For the period from October 1, 1997 through December 31, 1997, Mr. Willis was reimbursed $45,000 by the Company for out-of-pocket expenses and was credited with $26,942 in federal income tax paid on his behalf by the Company.

     Effective in August 1997, the Company began providing Mr. Willis with a $1,000,000 life insurance policy.

Stuart Landow

         In Fiscal 1993, Mr. Landow, the Former President and Chief Executive Officer and the current Chairman of the Board of Directors of the Company, entered into an employment agreement with the Company. The term of this employment agreement was five years through August 18, 1998. (The Employment Agreement was extended until June 1, 1999 due to a breach in the terms of his original employment agreement, see below.) The agreement provides for a base annual salary of $200,000 per year subject to a review by the Company's Compensation Committee in which Mr. Landow's base salary during the term, and may be increased, but not decreased. Additionally, the agreement calls for incentive compensation payments based upon the following: (1) revenue (at the rate of 1% of quarterly revenue, for quarterly revenue up to $6.25 million and descending downward to the rate of .75% of quarterly revenue if it is between $6.25 million to $12.5 million and .5% of quarterly revenue if quarterly revenue is over $12.5 million), and (2) profitability (incentive amount based on revenue if net income is 8% of net sales, up to a rate of twice the incentive amount based on revenue if net income is 20% or greater) of the Company during the term, payable after the end of each of the Company's fiscal quarters according to specific formulas contained in the agreement. The incentive cash compensation expense for fiscal 1997 was $178,406. In the event of termination without cause or if Mr. Landow resigns for "good reason", as defined in the agreement, the Company is required to make 36 consecutive monthly payments equal to his base and incentive compensation. Mr. Landow will also continue to receive medical, life and disability insurance coverage during the 36 month term. Mr. Landow also receives an automobile allowance of $600 per month and an automobile maintenance allowance of $400 per month.

     As a result of the hiring of a new CEO, a breach in the terms of the original agreement occurred, thus, Mr. Landow could have requested that the "Good Reason" clause of his contract be triggered effective July 1, 1997. This clause was waived by Mr. Landow with the approval of the Board of Directors as it was determined to be in the best interests of the Company to retain Mr. Landow for a minimum period of one year. This waiver, ("Standstill") is effective until July 1, 1998 or earlier, if elected by Mr. Landow at which time the terms of the original employment agreement will remain in effect with the exception of the incentive payments which will be calculated based on the previous sales for the period from July 1, 1996 through July 1, 1997.

          Additionally, effective in October 1993, the Company began providing of Mr. Landow with a $950,000 term life insurance policy.

David Natan

     Mr. David Natan, Vice President and Chief Financial Officer, receives an annual salary of $125,000 pursuant to an employment agreement, a car allowance of $600 per month and an automobile maintenance and gasoline allowance of $400 per month. Mr. Natan received performance based bonuses of $25,000 in December 1996 and $25,000 in August 1997. In July 1997, Mr. Natan was granted 7,000 options to purchase the Company's stock at $1.5625 per share.

Christer Rosen

     Mr. Christer Rosen, Executive Vice President and Secretary, who resigned as an executive officer of the Company in July 1997, received an annual salary of $200,000. Mr. Rosen also received an automobile allowance of $600 per month and an automobile maintenance and gasoline allowance of $400 per month. Additionally, Mr. Rosen received a performance-based bonus payment of $25,000 in December 1996. In July 1997, Mr. Rosen resigned as an employee and entered into an agreement with the Company to be available to provide consulting services. The term of the contract is for 13 months and expires August 14, 1998. Mr. Rosen will be paid a monthly salary of $16,667 as compensation for his services.

Richard Ragan

Mr. Richard Ragan was Chief Executive Officer of Top Source Instruments, Inc. ("TSI") from October 1996 to June 1997. Mr. Ragan resigned as an executive officer of the Company in June 1997 to pursue other interests. Mr. Ragan, prior to his resignation, received an annual salary of $200,000 per year and an automobile allowance of $600 per month and a $400 automobile maintenance and gasoline allowance per month. Pursuant to this employment agreement, he received severance compensation of $50,000 for the period ended September 30, 1997 and $33,333 in additional severance for the period ended December 31, 1997.




Retirement Salary Savings Plan

          In October 1993, the Company established a 401(k) Retirement Salary Savings Plan (the "Plan"). All current employees, including executive officers, were eligible to participate as of October 1, 1993. Any individuals employed thereafter must complete three months of service to meet the eligibility requirements. Employees may voluntarily contribute from 1% to 15% of their pay each plan year although certain requirements may limit the contribution levels of highly compensated employees. During fiscal 1997, the Company contributed matching dollars equal to 25% of every dollar invested in the Plan on the first 6% of salary savings. The cost the Company incurred for matching employee contributions and administrative costs during fiscal 1997 was approximately $41,637. The Plan provides that the Company's matching contribution may change from year to year and that the Company may declare additional matching dollars at year-end. Any forfeited non-vested amounts contributed are used to reduce required Company matching contributions. All participants employed with the Company who enrolled on or before October 1, 1993 were immediately 100% vested for all future employer matching contributions. All employees hired after October 1, 1993 vest ratably over a five-year term.

Certain Relationships and Related Transactions

          On June 9, 1995, the Company entered into an agreement with advisory clients of Ganz Capital Management, Inc., now Mellon Private Asset Management ("Mellon"), whereby the holders would purchase $3,020,000 in Senior Subordinated Convertible Notes (the "Notes") from the Company. The Notes are subject to an Indebtedness to Equity ratio that cannot exceed 1.5 to 1.0. As of September 30, 1997, the Company was in compliance with the ratio. However, due to the Company's historic losses and due to the uncertainty on the timing of OSA revenues, there is a possibility that the Company will exceed this ratio during fiscal 1998. In the event the ratio is not met and the Company is unable to receive a waiver from Mellon, G. Jeff Mennen, a Director, has agreed to guarantee sufficient capital infusion into the Company to maintain compliance of this ratio through October 1, 1998 or refinance the notes to the satisfaction of Mellon. In consideration for this guarantee, the Company issued 50,000 ten-year warrants exercisable at $2.00 per share to Mr. Mennen and agreed to register the underlying shares of common stock at its sole expense.

          In June, 1997, the Company was authorized by the Board of Directors to lend, Mr. Willis, the President/CEO up to $30,000 evidenced by a three- year promissory note payable to the Company bearing interest of 9% . At September 30, 1997, the note payable balance with interest was $30,685. The accrued interest was paid in October, 1997.

     The  Chairman,  Mr.  Landow,  was also  authorized  by the  Board to borrow
$75,000 from the Company and delivered a 9% promissory note dated June 1, 1997 with interest due quarterly. The principal and all accrued interest is due and payable on August 6, 2001. In the event that Mr. Landow or the Company elects not to extend Mr. Landow's employment with the Company beyond July 1, 1998, the principal and interest is required to be repaid in 36 equal installments commencing July 1, 1998. The accrued interest was paid in October 1997. In addition to the long term $75,000 note, during 1997. Mr. Landow was allowed to borrow and partially repay varying amounts from the Company as long as this indebtedness to the Company did not exceed a cap of $30,000. Mr. Landow paid interest on these borrowings at the rate of 9% per annum. As of September 30, 1997, his short-term indebtedness was $27,233 and as of December 1997 was $23,764.

          In December 1997, Mr. Landow purchased two used vehicles from the Company for $30,000 which approximated their fair market value at the date of this transaction.


Repricing of Options

In fiscal year ended September 30, 1997, the Company did not adjust or amend the exercise price of stock options previously granted to any of the Named Executive Officers.



Report on Executive Compensation by the Compensation  Committee

         The primary objective of the compensation policy of the Company is to align executive compensation in a way that will encourage enhanced shareholder value, while concurrently allowing the Company to attract, retain and satisfactorily reward all employees who contributed to the Company's long-term growth and economic success. The main principles of the compensation program are
(1) the development of incentive plans, (2) the attainment of both the Company's short-term and long-term growth operational goals and strategic initiatives (3) the development of competitive compensation packages that will enable the Company to attract retain and motivate high caliber employees without depleting the Company's resources, and (4) to provide incentives to the Company's executives and other employees to share in appreciation of the price of the Company's stock, thereby aligning their interests with those of the Company's stockholders. The compensation program for Company's executives includes an annual based salary, appropriate fringe benefits, some of which are standard Company policy for all employees and some of which may be negotiated for management, the potential for an annual cash bonus and grants of long-term stock option incentives, which in the case of the Company's Chief Executive Officer, are in large part performance based.

         During fiscal 1997, the Company initiated a company-wide restructuring which included number of executive management changes, the most significant of which was naming William C. Willis, Jr., on May 21, 1997 after an extensive search by the Company's Board of Directors, as President and Chief Executive Officer. Mr. Stuart Landow, the Company's former President and Chief Executive Officer remained with the Company as its Chairman of the Board of Directors and devotes his time to special projects.

Chief Executive Officer

William C. Willis, Jr.

         Mr. Willis' compensation negotiated package was finalized after extensive discussions by the Compensation Committee. Korn/Ferry International, a leading international search firm which specializes in the placement of high level senior executives. Mr. Willis' package meets the company's compensation goals as stated above. The Compensation Committee believes that Mr. Willis' base salary at $300,000, his bonus and stock option incentives represent compensation commensurate to attract an executive of Mr. Willis's experience and background. At the same time his agreement ties a large portion of any future bonus payment or stock option appreciation to performance. The number of options granted to Mr. Willis (500,000) was not based on any formula or general Company policy. However, the terms of the grant, which provides for automatic vesting of 300,000 of the options over a three-year period and vesting of the remaining 200,000 options based on increased stock price, is based on the Company's stock reaching and remaining at a specific price, is in accordance with the Company's goal of creating a financial incentive for executives to increase shareholder value.
Similarly, a large portion of his performance bonus is tied to future profitability. As of September 30, 1997, no bonuses had been earned by Mr. Willis under the terms of his contract.

Current Executive Officer

 David Natan

     In July 1997, Mr. Natan, the Company's Chief Financial Officer, was granted 7,000 options at $1.56 per share exercisable in one year. Additionally, the following month, in August 1997, Mr. Natan received a discretionary bonus of $25,000. Mr. Natan was awarded this bonus in recognition of his efforts in the securing of bank financing for the Company on favorable terms in July 1997, his successful financial and management restructuring of the Company and to compensate him for additional responsibilities undertaken by him upon completion of the restructuring.


Former Executive Officers

Stuart Landow

         As previously described, in June 1997, the Board of Directors and the new President and CEO, Mr. Willis, determined that it would be in the best interest of the Company to retain the services of Mr. Landow for a minimum period of one year to help ensure the continuity of several on-going OSA programs in process, and to utilize Mr. Landow's extensive knowledge of oil analysis and related industries. On July 1, 1997, Mr. Landow agreed to waive until July 1, 1998, a potential breach in his employment contract which could have been triggered with the hiring of Mr. Willis; and signed a one year standstill agreement which preserved all of his rights under his initial contract. Under this standstill agreement, the Company adopted the terms of Mr. Landow's Employment Agreement accordingly. The compensation paid to Mr. Landow during fiscal 1997, was the same amount that would have been paid to him, whether or not, the standstill waiver had been signed.

Christer Rosen

         In July 1997 as part of the Company-wide restructuring, Mr. Christer Rosen resigned as Executive Vice President and Secretary of the Company. Concurrent with his resignation, the Company and Mr. Rosen entered into a 13-month agreement to ensure Mr. Rosen's availability to provide consulting services and work for the Company and work on special projects as assigned by Mr. Willis. The intent of this consulting agreement is to ensure that Mr. Rosen's long established contacts in the Detroit, Michigan OEM market will continue to benefit the Company. The consulting agreement expires on August 14, 1998 and pays Mr. Rosen monthly compensation of $16,667.

 Richard Ragan

     Mr. Richard Ragan resigned as Chief Executive Officer of Top Source Instruments, Inc. in June 1997 to pursue other interests. In order to attract qualified individuals to work for the Company and to create a competitive compensation package with the marketplace, the Company's long established policy is to provide for severance payments to its executive officers in the event of termination, or in some cases for resignations. During fiscal 1997, Mr. Ragan received $50,000 in severance, an additional $33,333 was paid for the period October 1, 1997 through December 15, 1997.

          This report is submitted by the Compensation Committee.

Compensation Committee

Ronald P. Burd
Clinton D. Lauer
Paul F. Moore

Performance Graph

         The following Performance Graph assumes that $100 was invested in the Company, the AMEX Market Index and the Peer Group Index on October 1, 1992. Information on prices at which the Company's stock traded prior to that date are not readily available. The Performance Graph further assumes all dividends were reinvested. However, the Company has never paid any dividends.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                     OF COMPANY, PEER GROUP AND BROAD MARKET
                                [OBJECT OMITTED]

  COMPANY            1992     1993       1994      1995       1996       1997
  -------            ----     ----       ----      ----       ----       ----

 Top Source
 Technologies, Inc. 100       200.00     430.77    542.31     288.46    123.08

 Peer Group         100       165.91     149.30    187.72     228.85    310.13

 Broad Market       100       117.39     119.64    144.16     150.03    182.45

The Broad Market Index chosen was:
         American Stock Exchange

The Peer Group is made up of the following securities:

         Gentex Corp.
         Johnson Controls, Inc.
         Magna Internat Inc.

 Source:    Media General Financial Services
            P. O. Box 85333e
            Richmond, VA  23293
            Phone: 1-800-446-7922
            Fax:  1-804-649-6097

                       Proposal 2. Appointment of Auditors

         Arthur Andersen LLP ("Arthur Andersen"), independent public accountants, currently acts as the independent auditors of the Company. Unless directed to vote no, proxies being solicited will be voted in favor of the election of Arthur Andersen as independent auditors for the Company's fiscal year ended September 30, 1998. Arthur Andersen acted as auditors for the Company for the fiscal year ended September 30, 1997. A representative of Arthur Andersen will be present at the meeting, be available to respond to appropriate questions, and have the opportunity to make statements should they desire to do so.

         Ratification of the appointment of Arthur Andersen as the Company's independent accountants for fiscal 1998 will require the affirmative vote of at least a majority of the shares of the Company's common stock represented in person or by proxy at the annual meeting and entitled to vote. Proxies solicited by management will be voted for the proposal unless instructed otherwise.

Proposal 3.  Other Matters
Proposals

         The Board has no knowledge of any other matters which may come before the meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

         If you do not plan to attend the meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are unable to attend the meeting, at your request, the Company will cancel the proxy.

Stockholders' Proposals

         Any stockholder of the Company who wishes to present a proposal to be considered at the 1999 Annual Meeting of the stockholders of the Company and who wishes to have such proposal presented in the Company's proxy statement for such meeting must deliver such proposal in writing to the Company no later than September 25, 1998. In addition, the Company's by-laws preclude a stockholder from otherwise introducing business unless less than 75 days notice is given to the Company of the meeting (or prior public disclosure of the date of the meeting) (collectively the "Notice Date") in which event notice must be given to the Company within 15 days of such Notice Date.

         The Company will furnish, without charge to any stockholder submitting a written request a copy of the Company's annual report on Form 10-K as filed with the Securities and Exchange Commission including financial statements and schedules thereto. Such written request should be directed to Maggie DeLutri, Corporate Communications Coordinator, 7108 Fairway Drive, Suite 200, Palm Beach Gardens, Florida 33418.

                   By the Order of the Board of Directors


                    -------------------
                     David Natan
                     Vice President, Chief Financial Officer
                     and Secretary

                                    APPENDIX



1. Election of Director   __  FOR  nominees    __ WITHHOLD AUTHORITY to vote
   (see reverse side)    listed below            for  nominee(s) listed below

                         *EXCEPTIONS __

Nominees:         William C. Willis, Jr.
                  L. Kerry Vickar

(INSTRUCTIONS: To withhold authority to vote for the individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.) *Exceptions __________________________________________________________________

2. I hereby ratify the appointment 3. I hereby authorize the transaction of Arthur Andersen LLP as independent of any other lawful business that auditors for the fiscal year ended may come before the Annual September 30, 1998. Meeting of Stockholders.

FOR __   AGAINST__   ABSTAIN __                  FOR __   AGAINST __ ABSTAIN __

                                                        Change of Address or
                                                        Comments Mark Here __

                                            The  form  must  be  signed  by  the
                                            person  in whose  name the  relevant
                                            Receipt is  registered  on the books
                                            of the Depository.  In the case of a
                                            Corporation   the  Form   should  be
                                            executed   by  a   duly   authorized
                                            Officer or Attorney.

                                            Dated: ___________________, 1998

                                            ----------------------------------
                                                  Signature of Stockholder

                                    ----------------------------------
                                    Typed or Printed Name of Stockholder

                                    -----------------------
                                    Number of Shares Owned
Shares cannot be voted unless this
proxy issued and returned, or
specific arrangements                               Votes MUST be indicated
are made to have the shares                         (x) in Black or Blue Ink.
represented at the Meeting.

[OBJECT OMITTED]                          TOP SOURCE TECHNOLOGIES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF TOP SOURCE TECHNOLOGIES, INC.
            FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 3, 1998.

         The undersigned hereby appoints Stuart Landow, William C. Willis, Jr. and David Natan as my proxy with power of substitution for and in the name of the undersigned to vote all shares of common stock of Top Source Technologies, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held in the Boardroom of the American Stock Exchange at 86 Trinity Place, New York, New York, and at any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side.

         Each share of common stock outstanding on the record date is entitled to one vote on all proposals.

If no direction is indicated, this Proxy will be voted as recommended by the Board of Directors for the Directors, William C. Willis, Jr. and L. Kerry Vickar, and for all other proposals. If no direction is indicated, this Proxy will be voted as recommended by the Board of Directors for all proposals.


                                           (Continued and to be dated and signed
                                            on the reverse side.)

                                            TOP SOURCE TECHNOLOGIES, INC.
                                            P.O. BOX 11080
                                            NEW YORK, N.Y.  10203-0080